AGREEMENT AND PLAN OF REORGANIZATION

      This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") dated as of ________, 2011, by and among: (i) NOTTINGHAM INVESTMENT TRUST II, a business trust organized under the laws of the Commonwealth of Massachusetts ("NIT"), on behalf of its investment portfolio EARNEST Partners Fixed Income Trust (the "Acquired Fund"); and (ii) the TOUCHSTONE FUNDS GROUP TRUST, a Delaware statutory trust ("TFGT"), on behalf of its investment portfolio Touchstone Total Return Bond Fund (formerly known as, the Touchstone Core Plus Fixed Income Fund) (the "Acquiring Fund") (collectively, the "Parties" and each a "Party"). EARNEST Partners, LLC, a Delaware limited liability company ("Earnest"), joins this Agreement solely for purposes of paragraphs 9.2, 10.5, 10.13 and 10.14 and
Article VII; Touchstone Advisors, Inc., an Ohio corporation ("Touchstone"), joins this Agreement solely for purposes of paragraphs 9.2, 10.5, 10.13 and
10.14 and Article VII. Capitalized terms not otherwise defined herein shall have the meaning set forth in Article XI hereof.

                                    RECITALS:

      A. The Acquired Fund and the Acquiring Fund are each a separate series of an open-end, registered investment company of the management type.

      B. The Acquired Fund and the Acquiring Fund are each authorized to issue shares of beneficial interest.

      C. The Parties wish to conclude a business combination transaction under the terms set forth in this Agreement in which: (1) all of the Fund Assets (as defined below) of the Acquired Fund will be transferred to the Acquiring Fund in exchange for Class A and Class Y shares of the Acquiring Fund and the assumption by the Acquiring Fund of all of the Acquired Fund's Liabilities (as defined below), and (2) Class A shares of the Acquiring Fund will be distributed to holders of Investor Class shares of the Acquired Fund and Class Y shares of the Acquiring Fund will be distributed to holders of Institutional Class shares of the Acquired Fund in complete liquidation and termination of the Acquired Fund, all upon the terms and conditions set forth in this Agreement (the "Reorganization").

      D. The Parties intend this Agreement to be, and adopt it as, a plan of reorganization within the meaning of the regulations under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      E. The Board of Trustees of NIT (the "NIT Board"), including a majority of trustees who are not "interested persons" (as defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act")) ("Independent Trustees") of NIT, has determined with respect to the Acquired Fund that: (1) participation in the Reorganization is in the best interests of the Acquired Fund and its shareholders, and (2) the value of the interests of existing shareholders of the Acquired Fund will not be diluted as a result of its effecting the Reorganization.

      F. The Board of Trustees of TFGT (the "TFGT Board"), including a majority of Independent Trustees of TFGT, has determined with respect to the Acquiring Fund that: (1) participation in the Reorganization is in the best interests of the Acquiring Fund and its shareholders, and (2) the value of the interests of existing shareholders of the Acquiring Fund will not be diluted as a result of its effecting the Reorganization.

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                                   AGREEMENT:

      NOW THEREFORE, in consideration of the mutual promises, representations, and warranties made herein, covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties, and Earnest and Touchstone to the extent indicated above, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                               THE REORGANIZATION

      1.1 The Reorganization. In accordance with the Amended and Restated Declaration of Trust and Amended and Restated By-laws, as they may be amended from time to time, of NIT (the "NIT Governing Documents"), at the Effective Time (as defined below), upon the terms and subject to the conditions of this Agreement, and on the basis of the representations and warranties contained herein, the Acquired Fund shall assign, deliver and otherwise transfer all Fund Assets, subject to all of the liabilities of the Acquired Fund as set forth on the statement of assets and liabilities to be provided pursuant to paragraph 5.6 (the "Liabilities"), to the Acquiring Fund, and the Acquiring Fund shall assume all of the Liabilities of the Acquired Fund. In consideration of the foregoing, the Acquiring Fund, at the Effective Time shall deliver to the Acquired Fund full and fractional (to the third decimal place) shares of the Acquiring Fund. The aggregate number of shares of the Acquiring Fund shall be determined as set forth in paragraph 2.3 by dividing (a) the value of the Fund Assets attributable to the Acquired Fund, net of the Acquired Fund's Liabilities (computed as of the Valuation Time (as defined below) in the manner set forth in paragraph 2.1), by
(b) the net asset value of one share of the corresponding class of the Acquiring Fund shares (computed as of the Valuation Time in the manner set forth in paragraph 2.2). Holders of Investor Class shares of the Acquired Fund will receive Class A shares of the Acquiring Fund and holders of Institutional Class shares of the Acquired Fund will receive Class Y shares of the Acquiring Fund. At and after the Effective Time, all of the Fund Assets of the Acquired Fund shall become and be included in the Fund Assets of the Acquiring Fund and the Liabilities of the Acquired Fund shall become and be the Liabilities of and shall attach to the Acquiring Fund. At and after the Effective Time, the Liabilities of the Acquired Fund may be enforced only against the Acquiring Fund to the same extent as if such Liabilities had been incurred by the Acquiring Fund subject to any defense and/or set off that the Acquired Fund was entitled to assert immediately prior to the Effective Time and further subject to any defense and/or setoff that TFGT or the Acquiring Fund may from time to time be entitled to assert.

      1.2 The Acquired Fund Assets.

         (a) At least ten Business Days prior to the Valuation Time, the Acquired Fund will provide the Acquiring Fund with a schedule of the securities and other assets and Liabilities of the Acquired Fund. Prior to the execution of this Agreement, the Acquiring Fund has provided the Acquired Fund with a copy of its current investment objective, investment policies, principal investment strategies, and restrictions and will provide the Acquired Fund with a written notice of any changes thereto until the Valuation Time. The Acquired Fund reserves the right to sell any of the securities or other assets shown on the schedule it provides to the Acquiring Fund pursuant to this paragraph 1.2(a) in the ordinary course as necessary to meet distribution and redemption requirements prior to the Valuation Time but will not, without the prior approval of the Acquiring Fund, acquire any additional securities other than securities which the Acquiring Fund may purchase in accordance with its stated investment objective and policies.

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         (b) At least five Business Days prior to the Valuation Time, the
Acquiring Fund will advise the Acquired Fund of any investments of the Acquired Fund shown on the Acquired Fund's schedule provided pursuant to paragraph 1.2(a) which the Acquiring Fund would not be permitted to hold (i) under its investment objective, principal investment strategies or investment restrictions; (ii) under applicable Law; or (iii) because the transfer of such investments would result in material operational or administrative difficulties to the Acquiring Fund in connection with facilitating the orderly transition of the Acquired Fund's Fund Assets. Under such circumstances, to the extent practicable, the Acquired Fund will, if requested by the Acquiring Fund and, to the extent permissible and consistent with its own investment objectives and policies and the fiduciary duties of the investment adviser responsible for the portfolio management of the Acquired Fund, dispose of such investments prior to the Valuation Time. Notwithstanding the foregoing, nothing herein will require the Acquired Fund to dispose of any portfolio securities or other investments of the Acquired Fund, if, in the reasonable judgment of the NIT Board or the Acquired Fund's investment adviser, such disposition would adversely affect the tax-free nature of the Reorganization for federal income tax purposes or would otherwise not be in the best interests of the Acquired Fund and its shareholders.

      1.3 Assumption of Liabilities. The Acquired Fund will, to the extent permissible and consistent with its own investment objectives and policies, use its best efforts to discharge all of the Liabilities of the Acquired Fund prior to or at the Effective Time. The Acquiring Fund will assume all of the Liabilities of the Acquired Fund. If prior to the Effective Time either Party identifies a Liability that the Parties mutually agree should not be assumed by the Acquiring Fund, such Liability shall be excluded from the definition of Liabilities hereunder and shall be listed on a Schedule of Excluded Liabilities to be signed by the Parties at the Closing (the "Excluded Liabilities"). The Acquiring Fund shall not assume any Liability for any obligation of the Acquired Fund to file reports with the SEC, Internal Revenue Service or other regulatory or tax authority covering any reporting period ending prior to or at the Effective Time with respect to the Acquired Fund.

      1.4 Distribution of Acquiring Fund Shares. Immediately upon receipt, the Acquired Fund will distribute (i) the Class A shares of the Acquiring Fund received by the Acquired Fund from the Acquiring Fund pursuant to paragraph 1.1 (the "Acquiring Fund A Shares"), pro rata to the record holders of Investor Class shares of the Acquired Fund and (ii) the Class Y shares of the Acquiring Fund received by the Acquired Fund from the Acquiring Fund pursuant to paragraph
1.1 (the "Acquiring Fund Y Shares", and when used together with Acquiring Fund A Shares, the "Acquiring Fund Shares"), pro rata to the record holders of Institutional Class shares of the Acquired Fund. Such distribution will be accomplished by an instruction, signed by an appropriate officer of the Acquired Fund, to transfer the Acquiring Fund Shares then credited to the Acquired Fund's account on the Books and Records of the Acquiring Fund and to open accounts on the Books and Records of the Acquiring Fund established and maintained by the Acquiring Fund's transfer agent in the names of record holders of the Acquired Fund and representing the respective pro rata number of the Acquiring Fund Shares due to such record holder. All issued and outstanding shares of the Acquired Fund will be cancelled promptly by the Acquired Fund on the Acquired Fund's Books and Records. Any such shares issued and outstanding prior to such cancellation shall thereafter represent only the right to receive the Acquiring Fund Shares issued to the Acquired Fund in accordance with paragraph 1.1 above. In addition, each record holder of the Acquired Fund shall have the right to receive any unpaid dividends or other distributions which were declared with respect to his/her or its shares of the Acquired Fund at or before the Valuation Time.

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      1.5 Liquidation of the Acquired Fund. As soon as conveniently practicable after the distribution of the Acquiring Fund Shares pursuant to paragraph 1.4 has been made, the Acquired Fund shall take, in accordance with Delaware law, the 1940 Act and the NIT Governing Documents, all such other steps as may be necessary or appropriate to effect a complete liquidation and termination of the Acquired Fund.

      1.6 Transfer Taxes. Any transfer taxes payable on issuance of the Acquiring Fund Shares in a name other than that of the record holder of the Acquired Fund shares on the Acquired Fund's Books and Records shall be paid by the Person to whom such Acquiring Fund Shares are issued and transferred, as a condition of that transfer.

                                   ARTICLE II

                                    VALUATION

      2.1 Net Asset Value of the Acquired Fund. The net asset value of a share of each class of the Acquired Fund shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on the date thereof, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquiring Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the parties.

      2.2 Net Asset Value of the Acquiring Fund. The net asset value of a share of each class of the Acquiring Fund shall be the net asset value computed as of the Valuation Time, after the declaration and payment of any dividends and/or other distributions on the date thereof, using the valuation procedures described in the then-current prospectus and statement of additional information of the Acquiring Fund as supplemented from time to time, or such other valuation procedures as shall be mutually agreed upon by the parties.

      2.3 Calculation of Number of Acquiring Fund Shares. The number of Acquiring Fund Shares to be issued (including fractional shares (to the third decimal place), if any) in connection with the Reorganization shall be determined by dividing the value of (i) the net assets of the Acquired Fund participating therein attributable to Investor Class shares, determined in accordance with the valuation procedures referred to in paragraph 2.1 by the net asset value per Class A share of the Acquiring Fund determined in accordance with the valuation procedures referred to in paragraph 2.2 and (ii) the net assets of the Acquired Fund participating therein attributable to Institutional Class shares, determined in accordance with the valuation procedures referred to in paragraph 2.1 by the net asset value per Class Y share of the Acquiring Fund, determined in accordance with the valuation procedures referred to in paragraph 2.2.

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

      2.4 Determination of Net Asset Value. All computations of net asset value and the value of securities transferred under this Article II shall be made by JPMorgan Chase Bank, N.A. ("JPMorgan"), sub-administrator for the Acquiring Fund, in accordance with its regular practice and the requirements of the 1940 Act.

      2.5 Valuation Time. "Valuation Time" shall mean 4:00 PM Eastern Time of the Business Day preceding the Effective Time.

                                   ARTICLE III

                           EFFECTIVE TIME AND CLOSING

      3.1 Effective Time and Closing. Subject to the terms and conditions set forth herein, the Reorganization shall occur immediately prior to the opening of business on August 1, 2011, or on such other date as may be mutually agreed in writing by an authorized officer of each Party (the "Effective Time"). To the extent any Fund Assets are, for any reason, not transferred at the Effective Time, the Acquired Fund shall cause such Fund Assets to be transferred in accordance with this Agreement at the earliest practical date thereafter. The closing of the Reorganization will take place at the offices of JPMorgan, 303 Broadway, Cincinnati, OH 45202-4133, or at such other place as may be mutually agreed in writing by an authorized officer of each Party, at the Effective Time (the "Closing").

      3.2 Transfer and Delivery of Fund Assets. The Acquired Fund shall direct Union Bank, N.A., as custodian for the Acquired Fund, to deliver to the Acquiring Fund at the Closing a certificate of an authorized officer certifying that: (a) Union Bank delivered the Fund Assets of the Acquired Fund to the Acquiring Fund at the Effective Time; and (b) all necessary taxes in connection with the delivery of such Fund Assets, including all applicable foreign, federal and state stock transfer stamps and any other stamp duty taxes, if any, have been paid or provision (as reasonably estimated) for payment has been made.

      3.3 Acquiring Fund Share Records. The Acquiring Fund shall deliver to an officer of NIT and Earnest at the Closing a confirmation evidencing that: (a) the appropriate number of Acquiring Fund Shares have been credited to the account of the Acquired Fund on the Books and Records of the Acquired Fund pursuant to paragraph 1.1 prior to the actions contemplated by paragraph 1.4, and (b) the appropriate number of Acquiring Fund Shares have been credited to the accounts of record holders of the Acquired Fund shares on the Books and Records of the Acquiring Fund pursuant to paragraph 1.4.

      3.4 Postponement of Valuation Time and Effective Time. If immediately prior to the Valuation Time: (a) the NYSE or another primary trading market for portfolio securities of the Acquiring Fund or the Acquired Fund is closed to trading, or trading thereupon is restricted, or (b) trading or the reporting of trading on such market is disrupted so that, in the judgment of an appropriate officer of the Acquired Fund or the Acquiring Fund, accurate appraisal of the value of the net assets of the Acquiring Fund or the Acquired Fund is impracticable, the Valuation Time and Effective Time shall be postponed until the first Business Day that is a Friday after the day when trading shall have been fully resumed and reporting shall have been restored or such later date as may be mutually agreed in writing by an authorized officer of each Party.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      4.1 Representations and Warranties of NIT. NIT, on behalf of the Acquired Fund, hereby represents and warrants to TFGT, on behalf of the Acquiring Fund, as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:

         (a) NIT is a business trust duly organized, validly existing and in good standing under the Laws of the Commonwealth of Massachusetts and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets. The Acquired Fund has full power under the NIT Governing Documents to conduct its business as it is now being conducted and to own the properties and assets it now owns. The Acquired Fund has all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a Material Adverse Effect on the Acquired Fund.

         (b) The execution, delivery and performance of this Agreement by the Acquired Fund and the consummation of the transactions contemplated herein will have been duly and validly authorized by the NIT Board, and the NIT Board has approved the Reorganization and has resolved to recommend the Reorganization to the shareholders of the Acquired Fund and to call a special meeting of shareholders of the Acquired Fund for the purpose of approving this Agreement and the Reorganization contemplated hereby. Other than the approval by the requisite vote of the shareholders of the outstanding shares of the Acquired Fund in accordance with the provisions of the NIT Governing Documents, applicable Massachusetts Law and the 1940 Act, no other action on the part of the Acquired Fund or its shareholders is necessary to authorize the execution, delivery and performance of this Agreement by the Acquired Fund or the consummation of the Reorganization contemplated herein. This Agreement has been duly and validly executed and delivered by the Acquired Fund and assuming due authorization, execution and delivery hereof by TFGT, is a legal, valid and binding obligation of the Acquired Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights, to general equity principles and to any limitations on indemnity as may be required under federal and state securities Laws).

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         (c) The authorized capital of the Acquired Fund consists of an unlimited number of shares of beneficial interest with a par value of zero cents ($.00) per share. Each share represents a fractional undivided interest in the Acquired Fund. The issued and outstanding shares of the Acquired Fund are duly authorized, validly issued, fully paid and non-assessable. In regard to the statement above that the Acquired Fund shares are nonassessable, it is noted that NIT is a "Massachusetts business trust" and under Massachusetts' Law, shareholders could, under certain circumstances, be held personally liable for the obligations of the Acquired Fund; however, Acquired Fund has included appropriate provisions disclaiming such liability in all material contracts entered into between NIT or the Acquired Fund and any third-party. There are no outstanding options, warrants or other rights of any kind to acquire from the Acquired Fund any shares of any series or equity interests of the Acquired Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquired Fund committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares. The Acquired Fund has no share certificates outstanding.

         (d) The Acquired Fund has no subsidiaries.

         (e) Except for consents, approvals, or waivers to be received prior to the Effective Time, including shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration Statement (as defined below), the execution, delivery and performance of this Agreement by the Acquired Fund does not, and the consummation of the transactions contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of the NIT Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which it is a party or by which it or the Acquired Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which it is bound, (iii) result in a breach or violation by the Acquired Fund of any terms, conditions, or provisions of any Law or Order, or
(iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.

         (f)(i) Prior to the execution of this Agreement, the Acquired Fund has delivered to TFGT true and complete copies of the Acquired Fund's audited statements of assets and liabilities of as of March 31, 2010, and unaudited statements of assets and liabilities as of September 30, 2010, or a later date if available prior to the date hereof, and the related audited schedules of investments, statements of income and changes in net assets and financial highlights for the periods then ended.

            (ii) Except as set forth in the notes thereto, all such financial statements were prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods then ended, and fairly present the financial condition and results of operations of the Acquired Fund as of the respective dates thereof and for the respective periods covered thereby subject, in the case of the unaudited financial statements, to normal year-end audit adjustments.

            (iii) To the best of the Acquired Fund's Knowledge, except as reflected or reserved against in the statement of assets and liabilities included in the Acquired Fund's audited financial statements as of March 31, 2010, and unaudited financial statements as of September 30, 2010, or in the notes thereto, or as previously disclosed in writing to TFGT, there are no liabilities against, relating to or affecting the Acquired Fund or any of its properties and assets, other than those incurred in the ordinary course of business consistent with past practice, which, individually or in the aggregate, would have a Material Adverse Effect on the Acquired Fund or its properties or assets. In particular, since September 30, 2010 to the best of the Acquired Fund's Knowledge and except as disclosed in writing to TFGT, there has not been any change in the financial condition, properties, assets, liabilities or business of the Acquired Fund that would have a Material Adverse Effect on the Acquired Fund or its properties or assets other than changes occurring in the ordinary course of business.

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            (iv) As of the date hereof, except as previously disclosed to TFGT in writing, and except as have been corrected as required by applicable Law, and to the best of the Acquired Fund's Knowledge, there have been no material miscalculations of the net asset value of the Acquired Fund during the twelve-month period preceding the date hereof which would have a Material Adverse Effect on the Acquired Fund or its properties or assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

         (g) The minute books and other similar records of NIT as made available to TFGT prior to the execution of this Agreement contain a true and complete record in all material respects of all material action taken at all meetings and by all written consents in lieu of meetings of the shareholders of the Acquired Fund, the NIT Board and committees of the NIT Board. The stock transfer ledgers and other similar records of the Acquired Fund as made available to TFGT prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the shares of the Acquired Fund.

         (h) The Acquired Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

         (i) Except as set forth in writing to TFGT, there is no Action or Proceeding pending against the Acquired Fund or, to the best of the Acquired Fund's Knowledge, threatened against, relating to or affecting, the Acquired Fund.

         (j) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of the Acquired Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of the consummation of such transactions.

         (k) The Acquired Fund is registered with the SEC as an open-end management investment company under the 1940 Act, and its registration with the SEC as such an investment company is in full force and effect and the Acquired Fund is a separate series of NIT duly designated in accordance with applicable provisions of the NIT Governing Documents and in compliance in all material respects with the 1940 Act and its rules and regulations;

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         (l) All federal and other tax returns and reports of the Acquired Fund required by Law to have been filed by such date (giving effect to extensions) shall have been timely filed and are or were true, correct and complete in all material respects as of the time of their filing, and all taxes of the Acquired Fund which are due and payable (whether or not shown on any tax return) shall have been timely paid in full. The Acquired Fund is not liable for taxes of any person other than itself and is not a party to or otherwise bound by any tax sharing, allocation, assumption or indemnification agreement or arrangement. All of the Acquired Fund's tax liabilities shall have been adequately provided for on its Books and Records. The Acquired Fund has not had any tax deficiency or liability asserted against it or question with respect thereto raised, and no dispute, audit, investigation, proceeding or claim concerning any tax liabilities of the Acquired Fund has been raised by the Internal Revenue Service or by any other governmental authority in writing, and to the Acquired Fund's Knowledge, no such dispute, audit, investigation, proceeding or claim is pending, being conducted or claimed.

         (m) The Acquired Fund has met the requirements of subchapter M of the Code for qualification and treatment as a "regulated investment company" within the meaning of Sections 851 et seq. of the Code in respect of each taxable year since the commencement of operations, and shall continue to meet such requirements at all times through the Effective Time. The Acquired Fund has not at any time since its inception been liable for and is not now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Acquired Fund has no other tax liability (foreign, state, local), except as accrued on the Acquired Fund's Books and Records. The Acquired Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply.

         (n) The Acquired Fund is not under the jurisdiction of a court in a "Title 11 or similar case" (within the meaning of Section 368(a)(3)(A) of the Code).

         (o) Except as otherwise disclosed in writing to the Acquiring Fund, the Acquired Fund is in compliance in all material respects with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

         (p) The Acquired Fund has not granted any waiver, extension or comparable consent regarding the application of the statute of limitations with respect to any taxes or tax return that is outstanding, nor has any request for such waiver or consent been made.

         (q) The Acquired Fund does not own any "converted property" (as that term is defined in Treasury Regulation Section 1.337(d)-7(a)(1)) that is subject to the rules of Section 1374 of the Code as a consequence of the application of
Section 337(d)(1) of the Code and Treasury Regulations thereunder.

         (r) Except as otherwise disclosed to the Acquiring Fund, the Acquired Fund has not previously been a party to a tax-free reorganization under the Code.

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         (s) The Acquired Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations.

         (t) All issued and outstanding shares of the Acquired Fund have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities Laws, are registered under the 1933 Act and under the Laws of all jurisdictions in which registration is or was required, except as may have been previously disclosed to TFGT in writing. Such registrations are, in all material respects, complete, current and have been continuously effective, and all fees required to be paid have been paid. The Acquired Fund is not subject to any "stop order" and is, and was, fully qualified to sell its shares in each jurisdiction in which such shares are being, or were, registered and sold.

         (u) The current prospectus and statement of additional information of the Acquired Fund, including amendments and supplements thereto, and each prospectus and statement of additional information of the Acquired Fund used at all times during the past three years prior to the date of this Agreement conform, or conformed at the time of its or their use, in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder, and do not, or did not, as of their dates of distribution to the public, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The Acquired Fund currently complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquired Fund.

         (v) The combined proxy statement and prospectus and statement of additional information (collectively, the "Proxy Statement/Prospectus") to be included in TFGT's registration statement on Form N-14 (the "Registration Statement") and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to the Acquired Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration Statement. Each of the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to the Acquired Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that the Acquired Fund makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to TFGT or the Acquiring Fund and furnished by TFGT to the Acquired Fund specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

         (w) Except as previously disclosed in writing to TFGT, at the Effective Time, the Acquired Fund will have good and marketable title to the Fund Assets and full right, power, and authority to sell, assign, transfer and, upon delivery and payment for the Fund Assets, deliver such Fund Assets, free and clear of all liens, mortgages, pledges, encumbrances, charges, claims and equities, and subject to no restrictions on the subsequent transfer thereof (other than any Fund Assets consisting of restricted securities) or as otherwise disclosed to TFGT at least fifteen Business Days prior to the Effective Time.

         (x) The Acquired Fund has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act.

         (y) Except as disclosed in writing to the Acquiring Fund, to the best of the Acquired Fund's Knowledge, no events have occurred and no issues, conditions or facts have arisen which either individually or in the aggregate have had a Material Adverse Effect on the Acquired Fund or its properties or assets other than changes occurring in the ordinary course of business.

      4.2 Representations and Warranties of TFGT. TFGT, on behalf of the Acquiring Fund, hereby represents and warrants to the Acquired Fund as follows, which representations and warranties shall be true and correct on the date hereof and agrees to confirm the continuing accuracy and completeness of the following at the Effective Time:

         (a) TFGT is a statutory trust duly organized, validly existing and in good standing under the Laws of the State of Delaware and is duly qualified, licensed or admitted to do business and is in good standing as a foreign association under the Laws of each jurisdiction in which the nature of the business conducted by it makes such qualification, licensing or admission necessary, except in such jurisdictions where the failure to be so qualified, licensed or admitted and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on its properties or assets or the properties or assets of the Acquiring Fund. TFGT has full power under its Agreement and Declaration of Trust, as amended from time to time, and Amended and Restated By-laws ("TFGT Governing Documents") to conduct its business as it is now being conducted and to own the properties and assets it now owns for itself and on behalf of the Acquiring Fund. TFGT has all necessary authorizations, licenses and approvals from any applicable Governmental or Regulatory Body necessary to carry on its business as such business is now being carried on except authorizations, licenses and approvals that the failure to so obtain would not have a Material Adverse Effect on TFGT.

         (b) The execution, delivery and performance of this Agreement by TFGT on behalf of the Acquiring Fund and the consummation of the transactions contemplated herein have been duly and validly authorized by the TFGT Board and the TFGT Board has approved the Reorganization. No other action on the part of TFGT or its shareholders, or the shareholders of the Acquiring Fund, is necessary to authorize the execution, delivery and performance of this Agreement by TFGT on behalf of the Acquiring Fund or the consummation of the Reorganization. This Agreement has been duly and validly executed and delivered by TFGT on behalf of the Acquiring Fund, and assuming due authorization, execution and delivery hereof by the Acquired Fund, is a legal, valid and binding obligation of TFGT, as it relates to the Acquiring Fund, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights, to general equity principles and to any limitations on indemnity as may be required under federal and state securities Laws).

         (c) The authorized capital of the Acquiring Fund consists of an unlimited number of shares of beneficial interest with a par value of $0.01 per share. Each share represents a fractional undivided interest in the Acquiring Fund. All issued and outstanding shares of the Acquiring Fund are duly authorized, validly issued, fully paid and non-assessable, and all such shares have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act and state securities Laws, and are registered under the 1933 Act and under the Laws of all jurisdictions in which registration is or was required, except as may have been previously disclosed to the Acquiring Fund in writing. Such registrations are, in all material respects, complete, current and have been continuously effective, and all fees required to be paid have been paid. The Acquiring Fund is not subject to any "stop order" and is, and was, fully qualified to sell its shares in each jurisdiction in which such shares are being registered and sold.. There are no outstanding options, warrants or other rights of any kind to acquire from the Acquiring Fund any shares of any series or equity interests of the Acquiring Fund or securities convertible into or exchangeable for, or which otherwise confer on the holder thereof any right to acquire, any such additional shares, nor is the Acquiring Fund committed to issue any share appreciation or similar rights or options, warrants, rights or securities in connection with any series of shares.

         (d) Except for consents, approvals, or waivers to be received prior to the Effective Time, including shareholder approval by the Acquired Fund, and upon the effectiveness of the Registration Statement, the execution, delivery and performance of this Agreement by TFGT for itself and on behalf of the Acquiring Fund does not, and the consummation of the transactions contemplated herein will not: (i) violate or conflict with the terms, conditions or provisions of the TFGT Governing Documents, or of any material contract, agreement, indenture, instrument, or other undertaking to which it is a party or by which it or the Acquiring Fund is bound, (ii) result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease or other undertaking to which TFGT is a party or by which it or the Acquiring Fund is bound, (iii) result in a breach or violation by TFGT or the Acquiring Fund of any terms, conditions, or provisions of any Law or Order, or (iv) require any consent or approval of, filing with or notice to, any Governmental or Regulatory Body.

         (e) Except as set forth in writing to the Acquired Fund, there is no Action or Proceeding pending against TFGT or the Acquiring Fund or, to the best of TFGT's Knowledge, threatened against, relating to or affecting, TFGT or the Acquiring Fund.

         (f) No agent, broker, finder or investment or commercial banker, or other Person or firm engaged by or acting on behalf of TFGT or the Acquiring Fund in connection with the negotiation, execution or performance of this Agreement or any other agreement contemplated hereby, or the consummation of the transactions contemplated hereby, is or will be entitled to any broker's or finder's or similar fees or other commissions as a result of the consummation of such transactions.

         (g) TFGT is registered with the SEC as an open-end management investment company under the 1940 Act, and its registration with the SEC as such an investment company is in full force and effect, and the Acquiring Fund is a separate series of TFGT duly designated in accordance with the applicable provisions of the TFGT Governing Documents and in and compliance in all material respects with the 1940 Act and its rules and regulations;

         (h) The Acquiring Fund has met the requirements of subchapter M of the Code for qualification and treatment as a "regulated investment company" within the meaning of Sections 851 et seq. of the Code in respect of each taxable year since the commencement of operations, and shall continue to meet such requirements at all times through the Effective Time. The Acquiring Fund has not at any time since its inception been liable for and is not now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Acquiring Fund has no other tax liability (foreign, state, local), except as accrued on the Acquiring Fund's Books and Records. The Acquiring Fund has no earnings and profits accumulated with respect to any taxable year in which the provisions of Subchapter M of the Code did not apply.

         (i) The Acquiring Fund has not had any tax deficiency or liability asserted against it or question with respect thereto raised, and no dispute, audit, investigation, proceeding or claim concerning any tax liabilities of the Acquiring Fund has been raised by the Internal Revenue Service or by any other governmental authority in writing, and to the Acquiring Fund's Knowledge, no such dispute, audit, investigation, proceeding or claim is pending, being conducted or claimed. The Acquiring Fund is not under the jurisdiction of a court in a "Title 11 or similar case" (within the meaning of Section 368(a)(3)(A) of the Code).

         (j) Except as otherwise disclosed in writing to the Acquired Fund, the Acquiring Fund is in compliance in all material respects with the Code and applicable regulations promulgated under the Code pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and has withheld in respect of dividends and other distributions and paid to the proper taxing authority all taxes required to be withheld, and is not liable for any penalties which could be imposed thereunder.

         (k) The shares of the Acquiring Fund to be issued and delivered to the Acquired Fund for the account of the Acquired Fund (and to be distributed immediately thereafter to its shareholders) pursuant to the terms of this Agreement will have been duly authorized at the Effective Time and, when so issued and delivered, will be registered under the 1933 Act, duly and validly issued, fully paid and non-assessable and no shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof.

         (l) The current prospectus and statement of additional information of the Acquiring Fund, including amendments and supplements thereto, conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and the rules and regulations of the SEC thereunder, and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading. The Acquiring Fund currently complies in all material respects with all investment objectives, policies, guidelines and restrictions and any compliance procedures established by the Acquiring Fund.

         (m) The Proxy Statement/Prospectus to be included in the Registration Statement and filed in connection with this Agreement, and the documents incorporated therein by reference and any amendment or supplement thereto insofar as they relate to TFGT and the Acquiring Fund, each comply or will comply in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder on the effective date of such Registration Statement. Each of the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto, insofar as it relates to TFGT and the Acquiring Fund, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not materially misleading on the effective date of such Registration Statement; provided, however, that TFGT makes no representations or warranties as to the information contained in the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto in reliance upon and in conformity with information relating to the Acquired Fund and furnished by the Acquired Fund to TFGT specifically for use in connection with the Proxy Statement/Prospectus, Registration Statement and the documents incorporated therein by reference and any amendment or supplement thereto.

         (n) TFGT has adopted and implemented written policies and procedures in accordance with Rule 38a-1 under the 1940 Act.

         (o) The Acquiring Fund has maintained, or caused to be maintained on its behalf, in all material respects, all Books and Records required of a registered investment company in compliance with the requirements of Section 31 of the 1940 Act and rules thereunder.

         (p) The Acquiring Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations.

         (q) As of the date hereof, except as previously disclosed to the Acquired Fund in writing, and except as have been corrected as required by applicable Law, and to the best of the Acquiring Fund's Knowledge, there have been no material miscalculations of the net asset value of the Acquiring Fund during the twelve-month period preceding the date hereof which would have a Material Adverse Effect on the Acquiring Fund or its properties or assets, and all such calculations have been made in accordance with the applicable provisions of the 1940 Act.

         (r) Except as disclosed in writing to the Acquired Fund, to the best of the Acquiring Fund's Knowledge, no events have occurred and no issues, conditions or facts have arisen which either individually or in the aggregate have had a Material Adverse Effect on the Acquiring Fund or its properties or assets other than changes occurring in the ordinary course of business.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

      5.1 Conduct of Business. After the date of this Agreement and at or prior to the Effective Time, the Parties will conduct the businesses of the Acquired Fund and the Acquiring Fund, respectively, only in the ordinary course and in accordance with this Agreement and the current prospectuses and statements of additional information of the Acquired Fund or the Acquiring Fund, as applicable. It is understood that such ordinary course of business shall include
(a) the declaration and payment of customary dividends and other distributions;
(b) shareholder purchases and redemptions; and (c) the continued good faith performance by the investment adviser, sub-advisers, administrator, distributor and other service providers of their respective responsibilities in accordance with their agreements with the Acquired Fund or the Acquiring Fund, as applicable, and applicable Law. No Party shall take any action that would, or would reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect. It is the intention of the parties that the transaction contemplated by this Agreement with respect to the Acquired Fund and the Acquiring Fund will qualify as a reorganization within the meaning of Section 368(a) of the Code. None of the Parties to this Agreement shall take any action or cause any action to be taken that is inconsistent with such treatment or that results in the failure of the transaction to qualify as a reorganization within the meaning of
Section 368(a) of the Code.

      5.2 Shareholders' Meeting. NIT will call, convene and hold a meeting of shareholders of the Acquired Fund as soon as practicable, in accordance with applicable Law and the NIT Governing Documents, for the purpose of approving this Agreement and the transactions contemplated herein as set forth in the Proxy Statement/Prospectus, and for such other purposes as may be necessary or desirable. In the event that, insufficient votes are received from shareholders, the meeting may be adjourned as permitted under the NIT Governing Documents and applicable Law, and as set forth in the Proxy Statement/Prospectus in order to permit further solicitation of proxies.

      5.3 Proxy Statement/Prospectus and Registration Statement. The Parties will cooperate with each other in the preparation of the Proxy Statement/Prospectus and Registration Statement and cause the Registration Statement to be filed with the SEC in a form satisfactory to the Parties and their respective counsel as promptly as practicable. Upon effectiveness of the Registration Statement, the Acquired Fund will cause the Proxy Statement/Prospectus to be delivered to shareholders of the Acquired Fund entitled to vote on this Agreement and the transactions contemplated herein in accordance with the NIT Governing Documents. Each Party will provide the materials and information necessary to prepare the Registration Statement, for inclusion therein, in connection with the shareholder meeting of the Acquired Fund to consider the approval of this Agreement and the transactions contemplated herein. If, at any time prior to the Effective Time, a Party becomes aware of any untrue statement of material fact or omission to state a material fact required to be stated therein or necessary to make the statements made not misleading in light of the circumstances under which they were made, the Party discovering the item shall notify the other Parties and the Parties shall cooperate in promptly preparing, filing and clearing with the SEC and, if appropriate, distributing to shareholders appropriate disclosure with respect to the item.

      5.4 Information. The Parties will furnish to each other, and each other's accountants, legal counsel and other representatives, as appropriate, throughout the period prior to the Effective Time, all such documents and other information concerning the Acquired Fund and the Acquiring Fund, respectively, and their business and properties as may reasonably be requested by the other Party. Such cooperation shall include providing copies of reasonably requested documents and other information. Each Party shall make its employees and officers available on a mutually convenient basis to provide an explanation of any documents or information provided hereunder to the extent that such Party's employees are familiar with such documents or information.

      5.5 Notice of Material Changes. Each Party will notify the other Parties of any event causing a Material Adverse Effect to such Party as soon as practicable following such Party's Knowledge of any event causing such a Material Adverse Effect.

      5.6 Financial Statements. At the Closing, the Acquired Fund will deliver to the Acquiring Fund an unaudited statement of assets and liabilities of the Acquired Fund, together with a schedule of portfolio investments as of and for the interim period ending at the Valuation Time. These financial statements will present fairly in all material respects the financial position and portfolio investments of the Acquired Fund as of the Valuation Time in conformity with U.S. generally accepted accounting principles applied on a consistent basis, and there will be no material contingent liabilities of the Acquired Fund not disclosed in said financial statements. These financial statements shall be certified by the Treasurer of NIT as, to the best of his or her Knowledge, complying with the requirements of the preceding sentence. The Acquired Fund also will deliver to the Acquiring Fund at the Effective Time, (i) the detailed tax-basis accounting records for each security or other investment to be transferred to the Acquiring Fund hereunder, which shall be prepared in accordance with the requirements for specific identification tax-lot accounting and clearly reflect the basis used for determination of gain and loss realized on the partial sale of any security to be transferred to the Acquiring Fund (ii) a statement of earnings and profits of the Acquired Fund for federal income tax purposes that shall be carried over by the Acquired Fund as a result of Code
Section 381 and which shall be certified by the Acquired Fund's tax return preparer and by an officer of the Acquired Fund.

      5.7 Other Necessary Action. The Parties will each take all necessary action and use their reasonable best efforts to complete all filings, obtain all governmental and other consents and approvals and satisfy any other provision required for consummation of the transactions contemplated by this Agreement.

      5.8 Dividends. For the Acquired Fund's taxable years ending prior to the Valuation Time, the Acquired Fund shall have declared and at or before the Valuation Time shall have paid a dividend for such preceding years, which, together with all previous dividends, shall have had the effect of distributing to its shareholders all of the Acquired Fund's investment company taxable income (within the meaning of Section 852(b)(2) of the Code, computed without regard to any deduction for dividends paid), if any, plus any excess of its interest income excludible from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable years ending at or before the Effective Time, and all of the Acquired Fund's net capital gain (as defined in Section 1222(11) of the Code), if any, after reduction for any capital loss carryforwards, recognized in all taxable years ending at or before the Effective Time.

      5.9 Books and Records. Upon reasonable notice, each Party will make available to each other Party for review any Books and Records which are reasonably requested by such other Party in connection with this Reorganization.

      5.10 Issued Shares. The Acquiring Fund Shares to be issued and delivered to the Acquired Fund for the account of the Acquired Fund (and to be distributed immediately thereafter to its shareholders) pursuant to this Agreement, will have been duly authorized at the Effective Time. Said shares when issued and delivered will be registered under the 1933 Act, will be duly and validly issued, fully paid and non-assessable. No shareholder of the Acquiring Fund shall have any statutory or contractual preemptive right of subscription or purchase in respect thereof. The shareholders of the Acquired Fund shall not pay any front-end or deferred sales charge in connection with the Reorganization.

      5.11 Liquidation of Acquired Fund. NIT and the Acquired Fund agree that the liquidation and termination of the Acquired Fund shall be effected in the manner provided in the NIT Governing Documents in accordance with applicable law, and that on and after the Effective Time, the Acquired Fund shall not conduct any business except in connection with its liquidation and termination.

      5.12 Final Tax Returns and Forms 1099 of Acquired Fund. After the Effective Time, except as otherwise agreed to by the parties, the Acquired Fund shall or shall cause its agents to prepare any federal, state or local returns, including any Forms 1099, required to be filed by the Acquired Fund with respect to its final taxable year ending with its complete liquidation and for any prior periods or taxable years and shall further cause such tax returns and Forms 1099 to be duly filed with the appropriate taxing authorities.

      5.13 Compliance Section 15(f). TFGT agrees that, for the minimum time periods specified in Section 15(f) of the 1940 Act it shall take (or refrain from taking, as the case may be) such actions as are necessary to ensure that:
(i) at least seventy-five percent (75%) of the trustees of the Acquiring Fund shall not be "interested persons" (as that term is defined in the 1940 Act) of the Acquiring Fund's investment adviser or the Acquired Fund's investment adviser, or any "interested person" (as that term is defined in the 1940 Act) thereof; (ii) no "unfair burden" (as that term is defined in Section 15(f)(2)(B) of the 1940 Act) shall be imposed; and (iii) each vacancy among the trustees of the Acquiring Fund which must be filled by a person who is an interested person neither of the Acquiring Fund's investment adviser nor of the Acquired Fund's investment adviser so as to comply with Section 15(f) of the 1940 Act, as if such Section were applicable, shall be filled by a person who (A) is not an interested person of the Acquiring Fund's investment adviser or of the Acquired Fund's investment adviser and (B) has been selected and proposed for election by a majority of the trustees of the Acquiring Fund who are not such interested persons. TFGT may elect, in lieu of the covenants set forth in the preceding sentence, to apply for and obtain an exemptive order under Section 6(c) of the 1940 Act from the provisions of Section 15(f)(1)(A) of the 1940 Act, in form and substance reasonably acceptable to the Acquired Fund's investment adviser.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

      6.1 Conditions Precedent to Obligations of NIT. The obligation of NIT, on behalf of the Acquired Fund to conclude the transactions provided for herein shall be subject, at its election, to the performance by TFGT and the Acquiring Fund of all of the obligations to be performed by it hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by NIT in writing:

         (a) All representations and warranties of TFGT, on behalf of itself and the Acquiring Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time with the same force and effect as if made at and as of the Effective Time; provided that TFGT shall be given a period of 10 Business Days from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.

         (b) TFGT shall have furnished to the Acquired Fund the opinion of Pepper Hamilton LLP dated as of the Effective Time, substantially to the effect that:

            (i) TFGT is a statutory trust, validly existing and in good standing under Delaware Law, and has power under the TFGT Governing Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;

            (ii) TFGT is registered with the SEC under the 1940 Act as an open-end management investment company and its registration with the SEC is in full force and effect;

            (iii) the Acquiring Fund shares to be issued and delivered by TFGT pursuant to this Agreement have been duly authorized for issuance and, when issued and delivered as provided herein, will be validly issued, fully paid and non-assessable under Delaware Law and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof;

            (iv) except as disclosed in writing to the Acquired Fund, such counsel knows of no material legal proceedings pending or threatened against TFGT;

            (v) this Agreement has been duly authorized, executed and delivered by TFGT and, assuming due authorization, execution and delivery by the Acquired Fund, constitutes a valid and legally binding obligation of TFGT, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and to general equity principles;

            (vi) the Registration Statement has become effective under the 1933 Act and, to the Knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or threatened by the SEC;

            (vii) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not conflict with or result in a material breach of the terms or provisions of, or constitute a material default under, the TFGT Governing Documents or any material agreement or instrument known to such counsel to which TFGT is a party or by which any properties belonging to TFGT may be bound;

            (viii) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not conflict with or result in a material violation by TFGT or the Acquiring Fund of any terms, conditions, or provisions of any federal securities Law or Delaware Law; and

            (ix) to the Knowledge of such counsel, no consent, approval, authorization, or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and Delaware Law.

         In rendering such opinion, Pepper Hamilton LLP may rely upon certificates of officers of TFGT and of public officials as to matters of fact.

         (c) TFGT shall have furnished to the Acquired Fund a certificate of TFGT, signed by the President or Vice President and Treasurer of TFGT, dated as of the Effective Time, to the effect that they have examined the Proxy Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

            (i) the representations and warranties of TFGT in this Agreement are true and correct in all material respects on and as of the Effective Time and TFGT has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and

            (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending or, to TFGT's Knowledge, threatened in writing.

         (d) An officer of NIT shall have received the confirmation from the Acquiring Fund required under paragraph 3.3 of this Agreement.

         (e) The Acquiring Fund shall have duly executed and delivered to the Acquired Fund, on behalf of the Acquiring Fund, such assumptions of Liabilities and other instruments as the Acquired Fund may reasonably deem necessary or desirable to evidence the transactions contemplated by this Agreement, including the assumption of all of the Liabilities of the Acquired Fund by the Acquiring Fund, other than the Excluded Liabilities.

         (f) The Acquired Fund shall be the performance survivor in the Reorganization, with the result that the Acquiring Fund, as the surviving fund in the Reorganization, will adopt the performance history of the Acquired Fund.

      6.2 Conditions Precedent to Obligations of TFGT. The obligation of TFGT, on behalf of the Acquiring Fund, to conclude the transactions provided for herein shall be subject, at its election, to the performance by the Acquired Fund and NIT of all of their obligations to be performed by them hereunder at or before the Effective Time, and, in addition thereto, to the following further conditions unless waived by TFGT in writing:

         (a) All representations and warranties of NIT, on behalf of the Acquired Fund, contained in this Agreement shall be true and correct in all material respects as of the date hereof and, except as they may be affected by the transactions contemplated by this Agreement, as of the Effective Time with the same force and effect as if made at and as of the Effective Time; provided that the Acquired Fund and NIT shall be given a period of 10 Business Days from the date on which any such representation or warranty shall not be true and correct in all material respects to cure such condition.

         (b) the Acquired Fund shall have furnished to TFGT the opinion of The Law Offices of John H. Lively & Associates, Inc. dated as of the Effective Time, substantially to the effect that:

            (i) NIT is a business trust, validly existing and in good standing under Massachusetts Law, and has power under the NIT Governing Documents to conduct its business and own its assets as described in its currently effective registration statement on Form N-1A;

            (ii) the Acquired Fund is registered with the SEC under the 1940 Act as an open-end management investment company and its registration with the SEC is in full force and effect;

            (iii) all issued and outstanding shares of the Acquired Fund as of the Effective Time are duly authorized, validly issued, fully paid and non-assessable under Massachusetts Law and no preemptive rights of shareholders exist with respect to any such shares or the issue or delivery thereof;

            (iv) except as disclosed in writing to TFGT, such counsel knows of no material legal proceedings pending or threatened against the Acquired Fund;

            (v) this Agreement has been duly authorized, executed and delivered by the Acquired Fund and, assuming due authorization, execution and delivery by TFGT, constitutes a valid and legally binding obligation of the Acquired Fund, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other Laws relating to or affecting creditors' rights generally and to general equity principles;

            (vi) to the Knowledge of such counsel, as of the date of its mailing, the Proxy Statement/Prospectus, and as of the date of its filing, the Registration Statement (other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder;

            (vii) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not conflict with or result in a material breach of the terms or provisions of, or constitute a material default under, the NIT Governing Documents or any material agreement or instrument known to such counsel to which the Acquired Fund is a party or by which any properties belonging to the Acquired Fund may be bound;

            (viii) the execution and delivery of this Agreement did not and the consummation of the transactions herein contemplated will not conflict with or result in a material violation by the Acquired Fund of any terms, conditions, or provisions of any federal securities Law or Delaware Law; and

            (ix) to the Knowledge of such counsel, no consent, approval, authorization or other action by or filing with any Governmental or Regulatory Body is required in connection with the consummation of the transactions herein contemplated, except such as have been obtained or made under the 1933 Act, 1934 Act and the 1940 Act and the applicable rules and regulations of the SEC thereunder and Delaware Law.

         In rendering such opinion, The Law Offices of John H. Lively & Associates, Inc. may rely upon certificates of officers of NIT and of public officials as to matters of fact.

         (c) The Acquired Fund shall have furnished to TFGT the unaudited statements required by paragraph 5.6.

         (d) the Acquired Fund shall have furnished to TFGT a certificate of the Acquired Fund, signed by the President or Vice President and Treasurer of the Acquired Fund, dated as of the Effective Time, to the effect that they have examined the Proxy Statement/Prospectus and the Registration Statement (and any supplement thereto) and this Agreement and that:

            (i) the representations and warranties of the Acquired Fund in this Agreement are true and correct in all material respects on and as of the Effective Time and the Acquired Fund has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Effective Time; and

            (ii) since the date of the most recent financial statements of the Acquired Fund included in the Proxy Statement/Prospectus (or any supplement thereto), there has been no Material Adverse Effect on the business or properties of the Acquired Fund (other than changes in the ordinary course of business, including, without limitation, dividends and other distributions in the ordinary course and changes in net asset value per share), except as set forth in or contemplated in the Proxy Statement/Prospectus (or any supplement thereto).

         (e) the Acquired Fund shall have duly executed and delivered to TFGT such bills of sale, assignments, certificates and other instruments of transfer, including transfer instructions to the Acquired Fund's custodian and instructions to TFGT's transfer agent ("Transfer Documents") as TFGT may reasonably deem necessary or desirable to evidence the transfer to the Acquiring Fund of all of the right, title and interest of the Acquired Fund in and to the respective Fund Assets of the Acquired Fund. In each case, the Fund Assets of the Acquired Fund shall be accompanied by all necessary state stock transfer stamps or cash for the appropriate purchase price therefor.

         (f) The Acquiring Fund shall have received: (i) a certificate of an authorized signatory of Union Bank, N.A., as custodian for the Acquired Fund, stating that the Fund Assets of the Acquired Fund have been delivered to the Acquiring Fund; (ii) a certificate of an authorized signatory from Brown Brothers Harriman & Co., as custodian for the Acquiring Fund, stating that the Fund Assets of the Acquired Fund have been received; and (iii) a certificate of an authorized signatory of the Acquired Fund confirming that the Acquired Fund has delivered its records containing the names and addresses of the record holders of each series of the Acquired Fund shares and the number and percentage (to three decimal places) of ownership of each series of the Acquired Fund shares owned by each such holder as of the close of business at the Valuation Time.

         (g) At the Valuation Time and Effective Time, except as previously disclosed to TFGT in writing, and except as have been corrected as required by applicable Law, there shall have been no material miscalculations of the net asset value of the Acquired Fund during the twelve-month period preceding the Valuation Time and Effective Time, and all such calculations shall have been made in accordance with the applicable provisions of the 1940 Act. At the Valuation Time and Effective Time, all Liabilities chargeable to the Acquired Fund which are required to be reflected in the net asset value per share of a share class of the Acquired Fund in accordance with applicable Law will be reflected in the net asset value per share of the Acquired Fund.

         (h) Except for those agreements set forth on Schedule 6.2(h), the Acquired Fund's agreements with each of its service contractors shall have terminated at the Effective Time with respect to the Acquired Fund, and each Party has received assurance that no claims for damages (liquidated or otherwise) will arise as a result of such termination.

      6.3 Other Conditions Precedent. Unless waived in writing by the Parties with the consent of their respective boards of trustees, the consummation of the Reorganization is subject to the fulfillment, prior to or at the Effective Time, of each of the following conditions:

         (a) This Agreement and the transactions contemplated herein shall have been approved by the requisite vote of the holders of the outstanding shares of the Acquired Fund in accordance with the provisions of the NIT Governing Documents, applicable Massachusetts Law and the 1940 Act. Notwithstanding anything herein to the contrary, neither the Acquired Fund nor TFGT may waive the conditions set forth in this paragraph 6.3(a).

         (b) The Registration Statement shall have become effective under the 1933 Act, and no stop order suspending effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been pending or threatened in writing.

         (c) Each of the Acquiring Fund and the Acquired Fund shall have received a favorable opinion of Pepper Hamilton LLP substantially to the effect that, for federal income tax purposes:

            (i) The acquisition by the Acquiring Fund of all of the assets of the Acquired Fund in exchange for the Acquiring Fund's assumption of certain of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares, followed by the distribution by the Acquired Fund in liquidation of such Acquiring Fund Shares to the Acquired Fund shareholders in exchange for their Acquired Fund shares, all as provided in this Agreement, will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code;

            (ii) Under Code Section 361, no gain or loss will be recognized by the Acquired Fund (i) upon the transfer of its assets to the Acquiring Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of certain of the liabilities of the Acquired Fund or (ii) upon the distribution of the Acquiring Fund Shares by the Acquired Fund to the Acquired Fund shareholders in liquidation, as contemplated in this Agreement

            (iii) Under Code Section 1032, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the assets of the Acquired Fund in exchange for the assumption of the liabilities of the Acquired Fund and issuance of the Acquiring Fund Shares as contemplated in this Agreement;

            (iv) Under Code Section 362(b), the tax basis of the assets of the Acquired Fund acquired by the Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the Reorganization;

            (v) Under Code Section 1223(2), the holding periods of the assets of the Acquired Fund in the hands of the Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;

            (vi) Under Code Section 354, no gain or loss will be recognized by the Acquired Fund shareholders upon the exchange of all of their Acquired Fund shares for the Acquiring Fund Shares in the Reorganization;

            (vii) Under Code Section 358, the aggregate tax basis of the Acquiring Fund Shares to be received by each Acquired Fund shareholder pursuant to the Reorganization will be the same as the aggregate tax basis of the Acquired Fund shares exchanged therefore;

            (viii) Under Code Section 1223(1), an Acquired Fund shareholder's holding period for the Acquiring Fund Shares to be received will include the period during which the Acquired Fund shares exchanged therefor were held, provided that the Acquired Fund shareholder held the Acquired Fund shares as a capital asset on the date of the Reorganization.

No opinion will be expressed as to (1) the effect of the Reorganization on (A) the Acquired Fund or the Acquiring Fund with respect to any asset as to which any unrealized gain or loss is required to be recognized for U.S. federal income tax purposes at the end of a taxable year (or on the termination or transfer thereof) under a mark-to-market system of accounting and (B) any Acquired Fund shareholder or Acquiring Fund shareholder that is required to recognize unrealized gains and losses for U.S. federal income tax purposes under a mark-to-market system of accounting, or (C) the Acquired Fund or the Acquiring Fund with respect to any stock held in a passive foreign investment company as defined in Section 1297(a) of the Code or (2) any other federal tax issues (except those set forth above) and all state, local or foreign tax issues of any kind.

Such opinion shall be based on customary assumptions, limitations and such representations as Pepper Hamilton LLP may reasonably request, and the Acquired Fund and Acquiring Fund will cooperate to make and certify the accuracy of such representations. Such opinion may contain such assumptions and limitations as shall be in the opinion of such counsel appropriate to render the opinions expressed therein. Notwithstanding anything herein to the contrary, neither the Acquiring Fund nor the Acquired Fund may waive the conditions set forth in this paragraph 6.3(c).

         (d) At the Effective Time, the SEC shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, and there shall be no proceedings pending that would seek to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act. No Action or Proceeding against the Acquired Fund or TFGT or their respective officers or trustees shall be threatened in writing or pending before any court or other Governmental or Regulatory Body in which it will seek, or seeks to restrain or prohibit any of the transactions contemplated by this Agreement or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

                                   ARTICLE VII

                                    EXPENSES

      7.1 Touchstone (or any Affiliate thereof) and/or Earnest (or any Affiliate thereof) will bear and pay all fees and expenses associated with the Parties' participation in the Reorganization without regard to whether the Reorganization is consummated. Reorganization expenses include, without limitation, obtaining shareholder approval of the Reorganization.

      7.2 All such fees and expenses so borne and paid by Touchstone, Earnest and/or their Affiliates shall be solely and directly related to the transactions contemplated by this Agreement and shall be paid directly by Touchstone, Earnest and/or their Affiliates to the relevant providers of services or other payees in accordance with the principles set forth in the Internal Revenue Service Rev. Ruling 73-54, 1973-1 C.B. 187. The responsibility for payment shall be allocated between Touchstone and Earnest (or any Affiliate thereof) as may be agreed by and between Touchstone and Earnest.

                                  ARTICLE VIII

                           AMENDMENTS AND TERMINATION

      8.1 Amendments. The Parties may amend this Agreement in such manner as may be agreed upon, whether before or after the meeting of shareholders of the Acquired Fund at which action upon this Agreement and the transactions contemplated hereby is to be taken; provided, however, that after the requisite approval of the shareholders of the Acquired Fund has been obtained, this Agreement shall not be amended or modified so as to change the provisions with respect to the transactions herein contemplated in any manner that would materially and adversely affect the rights of such shareholders without their further shareholder approval. Nothing in this paragraph 8.1 shall be construed to prohibit the Parties from amending this Agreement to change the Valuation Time or Effective Time.

      8.2 Termination. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated at any time prior to the Effective
Time:

         (a) by the mutual written consent of the Parties;

         (b) by the Acquired Fund (i) following a material breach by TFGT of any of its representations, warranties or covenants contained in this Agreement, provided that TFGT shall have been given a period of 10 Business Days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so; (ii) if any of the conditions set forth in paragraphs 6.1 and 6.3 are not satisfied as specified in said paragraphs on or before the Effective Time; or (iii) upon the occurrence of an event which has a Material Adverse Effect upon TFGT or the Acquiring Fund;

         (c) by TFGT (i) following a material breach by the Acquired Fund of any of its representations, warranties or covenants contained in this Agreement, provided that the Acquired Fund shall have been given a period of 10 Business Days from the date of the occurrence of such material breach to cure such breach and shall have failed to do so; (ii) if any of the conditions set forth in paragraphs 6.2 and 6.3 are not satisfied as specified in said paragraphs on or before the Effective Time; or (iii) upon the occurrence of an event which has a Material Adverse Effect upon the Acquired Fund ;

         (d) by either TFGT or the Acquired Fund by written notice to the other following a determination by the terminating Party's Board that the consummation of the Reorganization is not in the best interest of its shareholders; or

         (e) by either TFGT or the Acquired Fund if the Effective Time does not occur by September 30, 2011.

      If a Party terminates this Agreement in accordance with this paragraph 8.2, there shall be no liability for damages on the part of any Party, or the trustees or officers of such Party.

                                   ARTICLE IX

                           PUBLICITY; CONFIDENTIALITY

      9.1 Publicity. Any public announcements or similar publicity with respect to this Agreement or the transactions contemplated herein will be made at such time and in such manner as the Parties mutually shall agree in writing, provided that nothing herein shall prevent either Party from making such public announcements as may be required by Law, in which case the Party issuing such statement or communication shall advise the other Parties prior to such issuance.

      9.2 Confidentiality. The Parties, Touchstone and Earnest (for purposes of this paragraph 9.2, the "Protected Persons") will hold, and will cause their board members, officers, employees, representatives, agents and Affiliated Persons to hold, in strict confidence, and not disclose to any other Person, and not use in any way except in connection with the transactions herein contemplated, without the prior written consent of the other Protected Persons, all confidential information obtained from the other Protected Persons in connection with the transactions contemplated by this Agreement, except such information may be disclosed: (i) to Governmental or Regulatory Bodies, and, where necessary, to any other Person in connection with the obtaining of consents or waivers as contemplated by this Agreement; (ii) if required by court order or decree or applicable Law; (iii) if it is publicly available through no act or failure to act of such Party; (iv) if it was already known to such Party on a non-confidential basis on the date of receipt; (v) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (vi) if it is otherwise expressly provided for herein.

         (b) In the event of a termination of this Agreement, the Parties, Touchstone and Earnest agree that they along with their board members, employees, representative agents and Affiliated Persons shall, and shall cause their Affiliates to, except with the prior written consent of the other Protected Persons, keep secret and retain in strict confidence, and not use for the benefit of itself or themselves, nor disclose to any other Persons, any and all confidential or proprietary information relating to the other Protected Persons and their related parties and Affiliates, whether obtained through their due diligence investigation, this Agreement or otherwise, except such information may be disclosed: (i) if required by court order or decree or applicable Law; (ii) if it is publicly available through no act or failure to act of such Party; (iii) if it was already known to such Party on a non-confidential basis on the date of receipt; (iv) during the course of or in connection with any litigation, government investigation, arbitration, or other proceedings based upon or in connection with the subject matter of this Agreement, including, without limitation, the failure of the transactions contemplated hereby to be consummated; or (v) if it is otherwise expressly provided for herein.

                                    ARTICLE X

                                  MISCELLANEOUS

      10.1 Entire Agreement. This Agreement (including any schedules delivered pursuant hereto, which are a part hereof) constitutes the entire agreement of the Parties with respect to the matters covered by this Agreement. This Agreement supersedes any and all prior understandings, written or oral, between the Parties and may be amended, modified, waived, discharged or terminated only by an instrument in writing signed by an authorized executive officer of the Party against which enforcement of the amendment, modification, waiver, discharge or termination is sought.

      10.2 Notices. All notices or other communications under this Agreement shall be in writing and sufficient if delivered personally, by overnight courier, by facsimile, telecopied (if confirmed) or sent via registered or certified mail, postage prepaid, return receipt requested, addressed as follows (notices or other communication sent via e-mail shall not constitute notice):

If to NIT:

c/o EARNEST Partners, LLC
Attention: President
1180 Peachtree Street, Suite 2300
Atlanta, Georgia 30309
Telephone No.: (____) ____-_____
Facsimile No.: (____) ____-_____
E-mail: ___________

With a copy (which shall not constitute notice) to:

Peter D. Fetzer
Foley & Lardner LLP
777 East Wisconsin Avenue
Suite 3800
Milwaukee, Wisconsin 53202
Telephone No.: (414) 297-5596
Facsimile No.: (414) 297-4900
E-mail: pfetzer@foley.com

If to TFGT:

Touchstone Funds Group Trust
303 Broadway, Suite 1100
Cincinnati, OH 45202
Attention:  Steven M. Graziano
Telephone No.:  (513) 362-8292
Facsimile No.:  (513) 362-8315
E-mail:   steve.graziano@touchstoneinvestments.com

With a copy (which shall not constitute notice) to:

Law Department
Western & Southern Financial Group, Inc.
400 Broadway
Cincinnati, OH 45202
Attention:  Kevin L. Howard, Esq.
Telephone No.:  (513) 361-6675
Facsimile No.:  (513) 629-1044
E-mail:   kevin.howard@wslife.com

John M. Ford, Esq.
Pepper Hamilton LLP
3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
Telephone No.:  (215) 981-4009
Facsimile No.:  (215) 981-4750
E-mail:   fordjm@pepperlaw.com


      10.3 Waiver. The failure of either Party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of either Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to be a waiver of any other or subsequent breach. Except as provided in paragraph 6.3(a), a Party may waive any condition to its obligations hereunder (such waiver to be in writing and authorized by an authorized officer of the waiving Party).

      10.4 Assignment. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any Party without the written consent of all other Parties. Nothing herein express or implied is intended to or shall confer any rights, remedies or benefits upon any Person other than the Parties hereto.

      10.5 Survival. Except as provided in the next sentence, the respective representations, warranties and covenants contained in this Agreement and in any certificates or other instruments exchanged at the Effective Time as provided in
Article VI hereto shall not survive the consummation of the transactions contemplated hereunder. The covenants in paragraphs 1.3, 1.5, 5.6, 5.11, 5.12, 5.13, 9.2, 10.9, 10.13 and 10.14, this paragraph 10.5 and Article VII shall survive the consummation of the transactions contemplated hereunder.

      10.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      10.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

      10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without regard to its principles of conflicts of Laws.

      10.9 Further Assurances. Subject to the terms and conditions herein provided, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable Law to consummate and make effective the Reorganization contemplated by this Agreement, including, without limitation, delivering and/or causing to be delivered to each Party hereto each of the items required under this Agreement as a condition to such Party's obligations hereunder. In addition, the Acquired Fund shall deliver or cause to be delivered to TFGT at the Closing, the Books and Records of the Acquired Fund (regardless of whose possession they are in).

      10.10 Beneficiaries. Nothing contained in this Agreement shall be deemed to create rights in Persons not Parties (including, without limitation, any shareholder of the Acquiring Fund or the Acquired Fund).

      10.11 Validity. Whenever possible, each provision and term of this Agreement shall be interpreted in a manner to be effective and valid, but if any provision or term of this Agreement is held to be prohibited by Law or invalid, then such provision or term shall be ineffective only in the jurisdiction or jurisdictions so holding and only to the extent of such prohibition or invalidity, without invalidating or affecting in any manner whatsoever the remainder of such provision or term or the remaining provisions or terms of this Agreement.

      10.12 Effect of Facsimile Signature. A facsimile signature of an authorized officer of a Party hereto on any Transfer Document shall have the same effect as if executed in the original by such officer.

      10.13 TFGT Liability. The name "Touchstone Funds Group Trust" is the designation of the trustees for the time being under an Amended and Restated Agreement and Declaration of Trust dated September 7, 1998, as amended through November 17, 2006, and all Persons dealing with TFGT or the Acquiring Fund must look solely to the property of TFGT or the Acquiring Fund for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of TFGT. No other portfolio of TFGT shall be liable for any claims against the Acquiring Fund. The Parties, along with Touchstone and Earnest, specifically acknowledge and agree that any liability of TFGT under this Agreement with respect to the Acquiring Fund, or in connection with the transactions contemplated herein with respect to the Acquiring Fund, shall be discharged only out of the assets of the Acquiring Fund and that no other portfolio of TFGT shall be liable with respect thereto.

      10.14 NIT Liability. The name "Nottingham Investment Trust II" is the designation of the trustees for the time being under an Amended and Restated Declaration of Trust, dated June 3, 1995, as amended through June 30, 2009, and all Persons dealing with the Acquired Fund or NIT must look solely to the property of the Acquired Fund or NIT for the enforcement of any claims as none of its trustees, officers, agents or shareholders assume any personal liability for obligations entered into on behalf of NIT. No other portfolio of NIT shall be liable for any claims against the Acquired Fund. The Parties, along with Touchstone and Earnest, specifically acknowledge and agree that any liability of NIT under this Agreement with respect to the Acquired Fund, or in connection with the transactions contemplated herein with respect to the Acquired Fund, shall be discharged only out of the assets of the Acquired Fund and that no other portfolio of NIT shall be liable with respect thereto.

                                   ARTICLE XI

                                   DEFINITIONS

      As used in this Agreement, the following terms have the following meanings:

      "Action or Proceeding" means any action, suit or proceeding by any Person, or any investigation or audit by any Governmental or Regulatory Body.

      "Acquiring Fund" has the meaning specified in the preamble.

      "Acquiring Fund Shares" has the meaning specified in paragraph 1.4.

      "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with such first Person.

      "Affiliated Person" shall mean, with respect to any Person, an "affiliated person" of such Person as such term is defined in Section 2(a)(3) of the 1940 Act.

      "Agreement" has the meaning specified in the preamble.

      "Books and Records" means a Parties' accounts, books, records or other documents (including but not limited to minute books, stock transfer ledgers, financial statements, tax returns and related work papers and letters from accountants, and other similar records) required to be maintained by the Parties with respect to the Acquired Fund or the Acquiring Fund, as applicable, pursuant to Section 31(a) of the 1940 Act and Rules 31a-1 to 31a-3 thereunder.

      "Business Day" means a day other than Saturday, Sunday or a day on which banks located in New York City are authorized or obligated to close.

      "Closing" has the meaning specified in paragraph 3.1.

      "Code" has the meaning specified in the recitals.

      "Earnest" has the meaning specified in the preamble.

      "Effective Time" has the meaning specified in paragraph 3.1.

      "Excluded Liabilities" has the meaning specified in paragraph 1.3.

      "Fund Assets" means all properties and assets of every kind and description whatsoever, including, without limitation, all cash, cash equivalents, securities, claims (whether absolute or contingent, known or unknown, accrued or unaccrued and including, but not limited to, any claims that the Acquired Fund may have against any Person) and receivables (including dividend and interest receivable), goodwill and other intangible property, Books and Records, and all interests, rights, privileges and powers, owned by the Acquired Fund, and any prepaid expenses shown on the Acquired Fund's books at the Valuation Time, excluding (a) the estimated costs of extinguishing any Excluded Liability; (b) cash in an amount necessary to pay dividends pursuant to paragraph 5.8, and (c) the Acquired Fund's rights under this Agreement.

      "Governmental or Regulatory Body" means any court, tribunal, or government or political subdivision, whether federal, state, county, local or foreign, or any agency, authority, official or instrumentality of any such government or political subdivision.

      "Independent Trustees" has the meaning specified in the recitals.

      "JPMorgan" has the meaning specified in paragraph 2.4.

      "Knowledge" means (i) with respect to NIT and the Acquired Fund, the actual knowledge after reasonable inquiry of the NIT's trustees or officers and Earnest in its capacity as adviser to the Acquired Fund; and (ii) with respect to TFGT and the Acquiring Fund, the actual knowledge after reasonable inquiry of TFGT's trustees or officers, or Touchstone in its respective capacity as a service provider to TFGT.

      "Law" means any law, statute, rule, regulation or ordinance of any Governmental or Regulatory Body.

      "Liabilities" means all existing liabilities of the Acquired Fund reflected on the unaudited statement of assets and liabilities of the Acquired Fund prepared by the Acquired Fund or its agent as of the Valuation Time in accordance with U.S. generally accepted accounting principles consistently applied from the prior audited reporting period and reviewed and approved by the respective Treasurers of TFGT and NIT at the Effective Time. "Liabilities" does not include, and TFGT and the Acquiring Fund shall not assume, any Excluded Liabilities.

      "Material Adverse Effect" as to any Person means a material adverse effect on the business, results of operations or financial condition of such Person. For purposes of this definition, a decline in net asset value of the Acquired Fund or Acquiring Fund arising out of its investment operations or declines in market values of securities in its portfolio, the discharge of liabilities, or the redemption of shares representing interests in such fund, shall not constitute a "Material Adverse Effect."

      "Acquired Fund" has the meaning specified in the preamble.

      "NIT Board" has the meaning specified in the recitals.

      "NIT" has the meaning specified in the preamble.

      "NYSE" means New York Stock Exchange.

      "1940 Act" means the Investment Company Act of 1940, as amended.

      "1933 Act" means the Securities Act of 1933, as amended.

      "1934 Act" means the Securities Exchange Act of 1934, as amended.

      "Order" means any writ, judgment, decree, injunction or similar order of any Government or Regulatory Body, in each case whether preliminary or final.

      "Party" and "Parties" each has the meaning specified in the preamble.

      "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental or Regulatory Body or other entity.

      "Protected Persons" has the meaning specified in paragraph 9.2.

      "Proxy Statement/Prospectus" has the meaning specified in paragraph
4.1(p).

      "Registration Statement" has the meaning specified in paragraph 4.1(p).

      "Reorganization" has the meaning specified in the recitals.

      "Acquired Fund" has the meaning specified in the preamble.

      "NIT Governing Documents" has the meaning specified in paragraph 1.1.

      "SEC" means the U.S. Securities and Exchange Commission.

      "TFGT" has the meaning specified in the preamble.

      "TFGT Board" has the meaning specified in the recitals.

      "TFGT Governing Documents" has the meaning specified in paragraph 4.3(a).

      "Transfer Documents" has the meaning specified in paragraph 6.2(e).

      "Valuation Time" has the meaning specified in paragraph 2.5.


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      IN WITNESS WHEREOF, the Parties, Touchstone and Earnest have caused this
Agreement to be duly executed and delivered by their duly authorized officers, as of the day and year first above written.

NOTTINGHAM INVESTMENT TRUST II, ON BEHALF OF ITS INVESTMENT PORTFOLIO EARNEST PARTNERS FIXED INCOME TRUST

By:
         _______________________
Name:    _______________________
Title:   _______________________

TOUCHSTONE FUNDS GROUP TRUST, ON BEHALF OF ITS INVESTMENT PORTFOLIO [______]


By:
         _______________________
Name:    _______________________
Title:   _______________________


EARNEST PARTNERS, LLC

By:
         _______________________
Name:    _______________________
Title:   _______________________

Solely for purposes of Article VII and
Paragraphs 9.2, 10.5, 10.13 and 10.14

TOUCHSTONE ADVISORS, INC.

By:
         _______________________
Name:    _______________________
Title:   _______________________

Solely for purposes of Article VII and
Paragraphs 9.2, 10.5, 10.13 and 10.14


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


                                 SCHEDULE 6.2(H)


      1. Fund Accounting and Compliance Administration Agreement between The Nottingham Investment Trust II and The Nottingham Company, as Administrator.

            A. Amended and Restated Fund Accounting and Compliance Administration Agreement between The Nottingham Investment Trust II and The Nottingham Company, as Administrator.

            B. First Amendment to the Amended and Restated Fund Accounting and Compliance Administration Agreement between The Nottingham Investment Trust II and The Nottingham Company, as Administrator.

            C. The amount owed to the Administrator is a liquidation fee equal to the compensation paid (or payable to) the Administrator for the immediate prior three months from the Acquired Fund. Said liquidation fee is not a penalty but an extra fee to compensate the Administrator for its services in assisting in the liquidation the Acquired Fund. The foregoing compensation is in addition to reimbursing the Administrator for its reasonable out-or pocket expenses in connection with the Administrator's activities in effecting the liquidation, including without limitation, the cost of delivering records and documents or copies thereof to applicable parties. The liquidation fee is to be paid promptly upon the liquidation of the Acquired Fund.